As filed with the Securities and Exchange Commission on September 9, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLURISTEM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	98-0351734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MATAM Advanced Technology Park, Building No. 5, Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

Pluristem Therapeutics Inc. 2016 Equity Compensation Plan

(Full title of the plan)

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, NV 89501

(Name and address of agent for service)

(775) 322-0626

(Telephone number, including area code, of agent for service)

Copy to:

Oded Har-Even

Howard E. Berkenblit

Ron Ben-Bassat

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts 02110

Telephone: (617) 338-2800

Fax: (617) 338-2880

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.00001 par value (3)	150,000	$9.72	$1,458,000	$189.25

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall be deemed to cover an indeterminate number of additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rules 457(h)(1) and 457(c) promulgated under the Securities Act, solely for the purpose of calculating the registration fee, based on $9.72 the average of the high and low sales prices of the Common Stock on the Nasdaq Capital Market on September 4, 2020.

(3)	Represents shares of Common Stock issuable upon stock options or other awards to be granted pursuant to the Pluristem Therapeutics Inc. 2016 Equity Compensation Plan, or the 2016 Plan.

EXPLANATORY NOTE

On June 29, 2016, the Company filed a Registration Statement on Form S-8 (File No. 333-212299), or the Original Registration Statement, with the Securities and Exchange Commission, or the Commission, to register an aggregate of 2,614,197 shares of Common Stock of the Company that may be issued pursuant to the 2016 Plan.

On May 8, 2017, the Company filed a Registration Statement on Form S-8 (File No. 333-217770), or the Second Registration Statement, with the Commission to register an additional 2,527,000 shares of Common Stock of the Company that may be issued pursuant to the 2016 Plan.

On February 6, 2018, the Company filed a Registration Statement on Form S-8 (File No. 333-222888), or the Third Registration Statement, with the Commission to register an additional 3,450,000 shares of Common Stock of the Company that may be issued pursuant to the 2016 Plan.

On February 6, 2019, the Company filed a Registration Statement on Form S-8 (File No. 333-229535), or the Fourth Registration Statement, with the Commission to register an additional 3,450,000 shares of Common Stock of the Company that may be issued pursuant to the 2016 Plan.

Pursuant to the 2016 Plan, the number of shares of Common Stock of the Company made available under the 2016 Plan shall not exceed 2.75% of the number of shares of Common Stock of the Company issued and outstanding on a fully diluted basis on the immediately preceding December 31.

The Company is filing this Registration Statement on Form S-8 to register an additional 150,000 shares of Common Stock of the Company, which may be issued in connection with securities awards which may hereafter  be granted under the 2016 Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement, the Second Registration Statement, the Third Registration Statement and the Fourth Registration Statement, or collectively, the Prior Registration Statement, are incorporated herein by reference, except for Item 3 and Item 8 of Part II of the Prior Registration Statements, which are being updated by this registration statement.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended, or the Exchange Act, are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a) Our Annual Report on Form 10-K for the year ended June 30, 2019 filed with the SEC on September 12, 2019;

(b) Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2019, December 31, 2019 and March 31, 2020, as filed with the SEC on November 7, 2019, February 6, 2020 and May 11, 2020, respectively;

(c) Our Current Reports on Form 8-K filed with the SEC on July 2, 2019, July 25, 2019, August 12, 2019, March 3, 2020, March 12, 2020, March 26, 2020, March 30, 2020, April 7, 2020, April 13, 2020, April 24, 2020, April 30, 2020, May 5, 2020, May 8, 2020, May 14, 2020, June 11, 2020, July 1, 2020, July 16, 2020, July 21, 2020, August 10, 2020 and August 27, 2020; and

(d) The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on December 10, 2007, under the Exchange Act, including any amendment or report filed or to be filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequently filed by the Company prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit No.	Description
4.1	Composite Copy of the Company’s Articles of Incorporation as amended on July 2, 2020 (incorporated by reference to Exhibit 4.1 of our registration statement on Form S-3 filed on July 16, 2020).
4.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 29, 2017).
5.1*	Opinion of Sullivan & Worcester LLP.
23.1*	Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1).
23.2*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.
24.1*	Powers of Attorney (included in the signature page to this registration statement).
99.1	The Company’s 2016 Equity Compensation Plan (incorporated by reference from the Company’s definitive proxy statement on Schedule 14A filed with the Commission on April 4, 2016).

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Haifa, Israel, on September 9, 2020.

PLURISTEM THERAPEUTICS INC.
By:	/s/ Yaky Yanay
Yaky Yanay
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Pluristem Therapeutics Inc., hereby constitute and appoint Yaky Yanay and Chen Franco-Yehuda and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yaky Yanay	Chief Executive Officer, President and Director	September 9, 2020
Yaky Yanay	(Principal Executive Officer)

/s/ Chen Franco-Yehuda	Chief Financial Officer and Treasurer	September 9, 2020
Chen Franco-Yehuda	(Principal Financial and Accounting Officer)

/s/ Zami Aberman	Executive Chairman of the Board of Directors	September 9, 2020
Zami Aberman

/s/ Isaac Braun	Director	September 9, 2020
Isaac Braun

/s/ Mark Germain	Director	September 9, 2020
Mark Germain

/s/ Moria Kwiat	Director	September 9, 2020
Moria Kwiat

/s/ Doron Shorrer	Director	September 9, 2020
Doron Shorrer

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